Exhibit (g)(7)

FORM OF

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF _______, 2010

Trust	Fund	Effective
Fidelity Rutland Square Trust II	Strategic Advisers Emerging Markets Fund	_________

[Signature lines omitted]